THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR BOND LABORATORIES, INC. SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

VISTAGEN THERAPEUTICS, INC.
Convertible Promissory Note

Principal Sum (U.S.): [$_____] Issuance Date: February 28, 2012
No.: N-______ Maturity Date: February 28, 2014

FOR VALUE RECEIVED, the undersigned, VistaGen Therapeutics, Inc., a Nevada corporation (the "Company"), hereby promises to pay to the order of [HOLDER], or any future permitted holder of this Promissory Note (the “Holder”), at the principal office of the Holder set forth herein, or at such other place as the holder may designate in writing to the Company, the principal sum of ________ Thousand Dollars ($______) or such other amount as may be outstanding hereunder, together with all accrued but unpaid interest, shall be paid as provided in this Promissory Note (the "Note").

1. Ranking. This Note shall rank pari-passu with respect to certain other promissory notes of the Company, if issued, of like tenor herewith (the “Other Notes”), in an aggregate principal amount not to exceed $3,000,000, inclusive of this Note (this Note together with the Other Notes shall be referred to as the “Notes”). The Company may not redeem, declare or pay any dividends (whether in cash, stock or any combination thereof), or otherwise make any distributions with respect to any class or series of capital stock of the Company, or prepay any outstanding indebtedness, exclusive of the Other Notes, while the Notes are outstanding without the written consent from Holder(s) representing at least two-thirds (2/3rds) of the then-outstanding aggregate principal amount of the Notes.

2. Maturity/Principal and Interest Payments.   The outstanding principal balance of this Note together with all accrued but unpaid interest hereunder (the “Outstanding Balance”) shall be due and payable on February __, 2014 (the “Maturity Date”.  The Notes shall accrue interest equal to twelve percent (12%) per annum.  Interest on the outstanding principal balance of the Note shall be computed on the basis of the actual number of days elapsed and a year of three hundred and sixty-five (365) days and shall be payable in cash.  Prepayment of the principal and accrued interest under this Note shall be permitted at any time and from time to time, without penalty.

3. Non-Business Days.  Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of California, such payment may be due on the next succeeding business day and such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

4. Mandatory Conversion.  Upon the closing by the Company of an equity or equity based financing or a series of equity financings following the date of this Note resulting in gross proceeds to the Company totaling at least $4,000,000 (the “Qualified Financing Threshold Amount”), and the price per unit of securities sold, or share of common stock sold or issuable in connection with such financing or series of financing transactions, is at least $2.00  (a “Qualified Financing”), the outstanding principal amount of this Note together with all accrued and unpaid interest hereunder (the “Outstanding Balance”) shall automatically convert into such securities, including warrants of the Company as are issued in the Qualified Financing, the amount of which shall be determined in accordance with the following formula:  (the Outstanding Balance as of the closing of the Qualified Financing) x (1.25) / (the per security price of the securities sold in the Qualified Financing); provided, however, for purposes of the per security price of the securities sold in the Qualified Financing, such price shall be not less than $2.00 per share of Common Stock for purposes of determining the amount of securities issuable upon automatic conversion hereunder.  The principal amount of this Note and of Notes of like tenor issued between the date hereof and the closing of the Qualified Financing shall be excluded in determining the Qualified Financing Threshold Amount.  Upon such conversion, the Holder shall be deemed to be a Holder in the Qualified Financing and shall be granted all rights afforded to an investor in the Qualified Financing.  Notwithstanding anything to the contrary contained in this Section 4, the Company shall have the right, at the Company’s option, to pay all or a portion of the accrued and unpaid interest due and payable to Holder upon such automatic conversion in cash.

5. Voluntary Conversion.    Subject to the terms and conditions of this Section 5, and provided this Note remains outstanding and has not otherwise been converted pursuant to Section 4, the Holder shall have the right, at the Holder’s option, to convert the Outstanding Balance (the “Conversion Option”) into such number of fully paid and non-assessable shares of the Company’s Common Stock (the “Conversion Shares”) as is determined in accordance with the following formula:  (the Outstanding Balance as of the date of the exercise of the Conversion Option) / $3.00) (the “Conversion Price”).  If the Holder desires to exercise the Conversion Option, the Holder shall, by personal delivery or nationally-recognized overnight carrier, surrender the original of this Note and give written notice to the Company (the “Conversion Notice”), which Conversion Notice shall (a) state the Holder’s election to exercise the Conversion Option, and (b) provide for a representation and warranty of the Holder to the Company that, as of the date of the Conversion Notice, the Holder has not assigned or otherwise transferred all or any portion of the Holder’s rights under this Note to any third parties.  The Company shall, as soon as practicable thereafter, issue and deliver to the Holder the number of Conversion Shares to which the Holder shall be entitled upon exercise of the Conversion Option.  Notwithstanding anything to the contrary contained in this Section 5, the Company shall have the right, at the Company’s option, to pay all or a portion of the accrued and unpaid interest due and payable to Holder upon Holder’s exercise of the Conversion Option in cash.

6.           Adjustment of Conversion Price.

(a)           The Conversion Price shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 6; provided, however, that notwithstanding the provisions of this Section 6, the Company shall not be required to make any adjustment if and to the extent that such adjustment would require the Company to issue a number of shares of Common Stock in excess of its authorized but unissued shares of Common Stock, less all amounts of Common Stock that have been reserved for issue upon the conversion of all outstanding securities convertible into shares of Common Stock and the exercise of all outstanding options, warrants and other rights exercisable for shares of Common Stock.  If the Company does not have the requisite number of authorized but unissued shares of Common Stock to make any adjustment, the Company shall use its commercially best efforts to obtain the necessary stockholder consent to increase the authorized number of shares of Common Stock to make such an adjustment pursuant to this Section 6.

                                           (i)           Subdivision or Combination of Stock. In case the Company shall at any time subdivide (whether by way of stock dividend, stock split or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined (whether by way of stock combination, reverse stock split or otherwise) into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.  The Conversion Price shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 6.

                                           (ii)           Dividends in Stock, Property, Reclassification. If at any time, or from time to time, all of the holders of Common Stock (or any shares of stock or other securities at the time receivable upon the conversion of this Note) shall have received or become entitled to receive, without payment therefore:

                                                      (A)           any shares of stock or other securities that are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution, or

                                                      (B)           additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, combination of shares or similar corporate rearrangement (other than shares of Common Stock issued as a stock split or adjustments in respect of which shall be covered by the terms of Section 6(a)(i) above), then and in each such case, the Conversion Price shall be adjusted proportionately, and the Holder hereof shall, upon the conversion of this Note, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to above) that such Holder would hold on the date of such conversion had such Holder been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property.  The Conversion Price shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 6(a)(ii).

                                           (iii)           Reorganization, Reclassification, Consolidation, Merger or Sale. If any recapitalization, reclassification or reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets or other transaction shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property (an “Organic Change”), then, as a condition of such Organic Change, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the conversion of the rights represented by this Note) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable assuming the full exercise of the rights represented by this Note. In the event of any Organic Change, appropriate provision shall be made by the Company with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Conversion Price and of the number of shares receivable upon the conversion of this Note) shall thereafter be applicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the conversion hereof. The Company will not effect any such consolidation, merger or sale unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument reasonably satisfactory in form and substance to the Holder executed and mailed or delivered to the registered Holder hereof at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase. If there is an Organic Change, then the Company shall cause to be mailed to the Holder at its last address as it shall appear on the books and records of the Company, at least 10 calendar days before the effective date of the Organic Change, a notice stating the date on which such Organic Change is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares for securities, cash, or other property delivered upon such Organic Change; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  The Holder is entitled to convert this Note during the 10-day period commencing on the date of such notice to the effective date of the event triggering such notice.  In any event, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall be deemed to assume such obligation to deliver to such Holder such shares of stock, securities or assets even in the absence of a written instrument assuming such obligation to the extent such assumption occurs by operation of law.

(b)           Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 6, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of this Note a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall promptly furnish or cause to be furnished to such Holder a like certificate setting forth such adjustments and readjustments and the Conversion Price.

           (c)           Certain Events. If any event occurs as to which the other provisions of this Section 6 are not strictly applicable but the lack of any adjustment would not fairly protect the conversion rights of the Holder under this Note in accordance with the basic intent and principles of such provisions, or if strictly applicable would not fairly protect the conversion rights of the Holder under this Note in accordance with the basic intent and principles of such provisions, then the Company's Board of Directors will, in good faith, make an appropriate adjustment to protect the rights of the Holder; provided, that no such adjustment pursuant to this Section 6 will increase the Conversion Price as otherwise determined pursuant to this Section 6.

7. Events of Default.  The occurrence of any of the following events shall be an "Event of Default" under this Note:

(a) the Company shall fail to make the payment of any amount of any principal outstanding for a period of ten (10) business days after the date such payment shall become due and payable hereunder; or

(b) the Company shall fail to make the payment of any amount of any interest for a period of ten (10) business days after the date such interest shall become due and payable hereunder; or

(c) the Company shall default in the payment of any indebtedness equal to or in excess of $250,000 (the "Indebtedness") (other than the Indebtedness hereunder) at its stated maturity or payment date, whether such Indebtedness now exists or shall hereinafter be created, and such default is evidenced by a notice of default delivered to the Company by the holder of such Indebtedness, and such Indebtedness has not been discharged in full or such payment has not been stayed, rescinded, annulled or cured within thirty (30) days following the delivery of such notice of default; or

(d) A judgment or order for the payment of money shall be rendered against the Company or any of its subsidiaries in excess of $250,000 in the aggregate (net of any applicable insurance coverage) for all such judgments or orders against all such persons (treating any deductibles, self insurance or retention as not so covered) that shall not be discharged, and all such judgments and orders remain outstanding, and there shall be any period of sixty (60) consecutive days following entry of the judgment or order in excess of $250,000 or the judgment or order which causes the aggregate amount described above to exceed $250,000 during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(e) the Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors' rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic), or (vi) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or

(f) a proceeding or case shall be commenced in respect of the Company or any of its subsidiaries without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of thirty (30) consecutive days or any order for relief shall be entered in an involuntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic) against the Company or any of its subsidiaries or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Company or any of its subsidiaries and shall continue undismissed, or unstayed and in effect for a period of thirty (30) consecutive days.

8. Remedies Upon An Event of Default.  If an Event of Default shall have occurred and shall be continuing, the Holder of this Note may at any time at its option, (a) declare the entire unpaid principal balance of this Note, together with all interest accrued hereon, due and payable, and thereupon, the same shall be accelerated and so due and payable; provided, however, that upon the occurrence of an Event of Default described in (i) Sections 7(e) and (f), without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Company, the outstanding principal balance and accrued interest hereunder shall be automatically due and payable, and (ii) Sections 7(a) through (d), the Holder may exercise or otherwise enforce any one or more of the Holder's rights, powers, privileges, remedies and interests under this Note or applicable law.  No course of delay on the part of the Holder shall operate as a waiver thereof or otherwise prejudice the right of the Holder.  No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.  Notwithstanding the foregoing, Holder agrees that its rights and remedies hereunder are limited to receipt of cash or shares of the Company’s equity securities, at the Holder’s option, in the amounts described herein.

9. Replacement.  Upon receipt by the Company of (i) evidence of the loss, theft, destruction or mutilation of any Note and (ii) (y) in the case of loss, theft or destruction, of indemnity (without any bond or other security) reasonably satisfactory to the Company, or (z) in the case of mutilation, the Note (surrendered for cancellation), the Company shall execute and deliver a new Note of like tenor and date.  However, the Company shall not be obligated to reissue such lost, stolen, destroyed or mutilated Note if the Holder contemporaneously requests the Company to convert such Note.

10. Parties in Interest, Transferability.  This Note shall be binding upon the Company and its successors and assigns and the terms hereof shall inure to the benefit of the Holder and its successors and permitted assigns. This Note may only be transferred or sold subject to the provisions of Section 17 of this Note, or pledged, hypothecated or otherwise granted as security by the Holder, provided that the Holder receives the express written consent of the Company, which consent shall not be unreasonably withheld,

11. Amendments.  This Note may not be modified or amended in any manner except in writing executed by the Company and the Holder.

12. Notices.  Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The Company will give written notice to the Holder at least thirty (30) days prior to the date on which the Company closes its books or takes a record (x) with respect to any dividend or distribution upon the common stock of the Company, (y) with respect to any pro rata subscription offer to holders of common stock of the Company or (z) for determining rights to vote with respect to a major transaction for which shareholder approval is required under California law, dissolution, liquidation or winding-up and in no event shall such notice be provided to such holder prior to such information being made known to the public.  The Company will also give written notice to the Holder at least twenty (20) days prior to the date on which dissolution, liquidation or winding-up will take place and in no event shall such notice be provided to the Holder prior to such information being made known to the public.

Address of the Holder:	_______________________
______________________
______________________
______________________
Attention: ___________
Tel. No.:
Fax No.:

Address of the Company:                                                                VistaGen Therapeutics, Inc.
384 Oyster Point Boulevard, No. 8
South San Francisco, CA 94080

Attention: Chief Financial Officer
Tel. No.:  650-244-9990
Fax No.:

13. Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of California, without giving effect to the choice of law provisions.  This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

14. Headings.  Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

15. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Note.  Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach may be inadequate.  Therefore the Company agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

16. Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

17. Enforcement Expenses.  The Company agrees to pay all costs and expenses of enforcement of this Note, including, without limitation, reasonable attorneys' fees and expenses.

18. Binding Effect.   The obligations of the Company and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof.

19. Compliance with Securities Laws.  The Holder of this Note acknowledges that this Note is being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell or otherwise dispose of this Note other than in compliance with the laws of the United States of America and as guided by the rules of the Securities and Exchange Commission.  This Note and any Note issued in substitution or replacement therefore shall be stamped or imprinted with a legend in substantially the following form:

"THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR BOND LABORATORIES, INC. SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED."

20. Severability.  The provisions of this Note are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this Note in any jurisdiction.

21. Consent to Jurisdiction.  Each of the Company and the Holder (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the Northern District of California and the courts of the State of California for the purposes of any suit, action or proceeding arising out of or relating to this Note and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Each of the Company and the Holder consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address set forth in Section 12 hereof and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this Section 21 shall affect or limit any right to serve process in any other manner permitted by law.

22. Company Waivers.  Except as otherwise specifically provided herein, the Company and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Company liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

(a) No delay or omission on the part of the Holder in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Holder, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

(b) THE COMPANY ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

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IN WITNESS WHEREOF, the Company has executed and delivered this Note as of the date first written above.

VISTAGEN THERAPEUTICS, INC.

By:
    Name:  Shawn Singh
Title:  Chief Executive Officer